Exhibit 5.1

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November 19, 2004

The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339-4024

  Re:
  The Home Depot, Inc.—Registration Statement on Form S-4 relating to $1,000,000,000 aggregate principal amount of 3.75% Senior Notes due September 15, 2009

Ladies and Gentlemen:

        We have acted as counsel for The Home Depot, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-            ) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the exchange of up to $1,000,000,000 aggregate principal amount of 3.75% Senior Notes due September 15, 2009 (the "Notes") to be registered under the Act (the "New Notes") for a like principal amount of the Company's issued and outstanding 3.75% Senior Notes due September 15, 2009 that have not been registered under the Act (the "Old Notes").

        In our capacity as such counsel, we have reviewed the indenture (the "Indenture"), dated as of September 16, 2004, between the Company and The Bank of New York Trust Company, N.A., as the trustee (the "Trustee"). We also have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon certificates of the Company, and of certain officers of the Company.

        This opinion is limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws) and the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

  (i)
  the New Notes have been duly authorized by the Company and, when executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and

  (ii)
  the Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

        This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                        Very truly yours,

                        /s/ King & Spalding LLP

                        King & Spalding LLP